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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use in the Prospectus constituting part of this Registration Statement, on Form S-4 of our report dated January 10, 2001 on the balance sheets of United Security Bank as of December 31, 2000, and the related statements of income and comprehensive income, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 2000, which appears in the Prospectus. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.


/s/ Moss Adams LLP

Stockton, California
April 3, 2001